TOURVILLE, SIMPSON & CASKEY, L.L.P.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226

WILLIAM E. TOURVILLE, CPA                                   MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                             PRIVATE COMPANIES
R. JASON CASKEY, CPA                                           PRACTICE SECTIONS
   -------------
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January 23, 2003




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:


We have read and agree with the statements contained in Item 4 of Amendment No. 1 to the Form 8-K of Sun Bancshares, Inc. dated January 23, 2003.


Very Truly Yours,

/s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.

Tourville, Simpson and Caskey, LLP



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